                                                                    Exhibit 21.1

                                  P.F. CHANG'S
                               CHINA BISTRO, INC.

                              LIST OF SUBSIDIARIES

                          Entity                  Jurisdiction
                          ------                  ------------
                 PFCCB Scottsdale, LLC               Arizona
                 PFCCB Newport Beach, LLC            Arizona
                 P.F. Chang's III, LLC               Arizona
                 P.F. Chang's IV, LLC                Arizona
                 La Jolla Building III, L.P.         Arizona
                 PFCCB Loutex Joint Venture          Arizona
                 PFCCB NUCA, LLC                     Arizona
                 PFCCB Florida Joint Venture         Arizona
                 PFCCB Southeastern, LLC             Arizona
                 PFCCB Mid-Atlantic, LLC             Arizona